      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1995

                                                 REGISTRATION NO. 033-59201

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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SILICON GRAPHICS, INC.
           (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      3573                 94-2789662
    (STATE OR OTHER            (PRIMARY STANDARD        (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL         IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)

                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WILLIAM M. KELLY
      VICE PRESIDENT, BUSINESS DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
                             SILICON GRAPHICS, INC.
                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
          MICHAEL J. KENNEDY                         ALAN AUSTIN
         SHEARMAN & STERLING              WILSON, SONSINI, GOODRICH & ROSATI
        555 CALIFORNIA STREET                  PROFESSIONAL CORPORATION
   SAN FRANCISCO, CALIFORNIA 94104                650 PAGE MILL ROAD
            (415) 616-1100                 PALO ALTO, CALIFORNIA 94304-1050
                                                    (415) 493-9300

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

        S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS

A. INFORMATION ABOUT THE TRANSACTION

 1. Forepart of the Registration Statement
       and Outside Front Cover Page of
       Prospectus;..........................  Facing Page; Cross Reference
                                              Sheet; Outside Front Cover Page
                                              of Proxy Statement/Prospectus

 2. Inside Front and Outside Back Cover
       Pages of Prospectus .................  Table of Contents; Available
                                              Information; Incorporation of
                                              Certain Documents by Reference


 3. Risk Factors, Ratio of Earnings to
       Fixed Charges and Other Information..  Summary; Selected Historical and
                                              Pro Forma Financial Data;
                                              Comparative Per Share Data;
                                              Market Price and Dividend
                                              Information; Pro Forma Combined
                                              Condensed Financial Information;
                                              Risk Factors; The Merger; The
                                              Merger Agreement and Related
                                              Agreements; Wavefront
                                              Technologies, Inc.


 4. Terms of the Transaction................  Summary; The Merger; The Merger
                                              Agreement and Related
                                              Agreements; Comparison of
                                              Shareholders' Rights

 5. Pro Forma Financial Information.........  Selected Historical and Pro
                                              Forma Financial Data; Pro Forma
                                              Combined Condensed Financial
                                              Information

 6. Material Contacts with the Company
       Being Acquired.......................  Summary; The Merger; The Merger
                                              Agreement and Related Agreements


 7. Additional Information Required for Re-
       Offering by Persons and Parties
       Deemed to be Underwriters............    *


 8. Interests of Named Experts and Counsel..    *

 9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..........................    *

B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3
      Registrants...........................  Available Information;
                                              Incorporation of Certain
                                              Documents by Reference; Summary;
                                              The Merger; The Merger Agreement
                                              and Related Agreements; Market
                                              Price and Dividend Information;
                                              The Arrangement

        S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS

                                              and the Acquisition Agreement;
                                              Selected Historical and Pro
                                              Forma Financial Data; Pro Forma
                                              Combined Condensed Financial
                                              Information

11. Incorporation of Certain Information by
       Reference............................  Incorporation of Certain
                                              Documents by Reference

12. Information with Respect to S-2 or S-3
       Registrants..........................    *

13. Incorporation of Certain Information by
       Reference............................    *

14. Information with Respect to Registrants
       Other Than S-3 or S-2 Registrants....    *

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
      Companies.............................    *

16. Information with Respect to S-2 or S-3
       Companies............................    *

17. Information with Respect to Companies
       Other Than S-2 or S-3 Companies .....  Summary; The Merger; Wavefront
                                              Technologies, Inc.; Selected
                                              Historical and Pro Forma
                                              Financial Data; Market Price and
                                              Dividend Information; Pro Forma
                                              Combined Condensed Financial
                                              Information; Index to Financial
                                              Statements

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
       Authorizations are to be Solicited...  Facing Page; Outside Front Cover
                                              Page of Proxy
                                              Statement/Prospectus; Summary;
                                              The Special Meeting; The Merger;
                                              The Merger Agreement and Related
                                              Agreements; Adoption and
                                              Approval of Employee Stock
                                              Purchase Plan; Comparison of
                                              Shareholders' Rights; Wavefront
                                              Technologies, Inc.; Shareholder
                                              Proposals

19. Information if Proxies, Consents or
       Authorizations are not to be
       Solicited or in an Exchange Offer....    *

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  * Omitted because inapplicable or answer is negative.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1    --Agreement and Plan of Merger and Reorganization, dated as of
          February 6, 1995, by and among the Registrant, S Acquisition
          Corporation and Wavefront Technologies, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus included as part of this Registration Statement).
  2.2    --Amendment Agreement, dated May 9, 1995, by and among the Registrant,
          S Acquisition Corporation and Wavefront Technologies, Inc.
          (incorporated by reference to Annex A to the Proxy
          Statement/Prospectus included as part of this Registration
          Statement).
  2.3    --Agreement and Plan of Acquisition and Arrangement, dated as of
          February 6, 1995, by and among the Registrant, 1103707 Ontario Inc.,
          Silicon Graphics Manufacturing S.A. and Alias Research Inc.
          (incorporated by reference from the Registrant's Current Report on
          Form 8-K, dated February 13, 1995).
  5.1    --Opinion of Shearman & Sterling as to the legality of the
          Registrant's Common Stock being registered hereby.
  8.1    --Tax opinion of Shearman & Sterling.
  8.2    --Tax opinion of Wilson, Sonsini, Goodrich & Rosati.
 23.1    --Consent of Shearman & Sterling with respect to the legality of securities being registered (contained in Exhibit 5.1).
 23.2    --Consent of Shearman & Sterling with respect to certain tax matters
          (contained in Exhibit 8.1).
 23.3    --Consent of Wilson, Sonsini, Goodrich & Rosati with respect to certain tax matters (contained in Exhibit 8.2).
 23.4    --Consent of Ernst & Young, LLP, independent auditors with respect to financial statements of the Registrant.
 23.5    --Consent of Arthur Andersen, LLP, independent auditors with respect to financial statements of Wavefront Technologies, Inc.
 23.6    --Consent of KPMG Peat Marwick Thorne, independent auditors with respect to financial statements of Alias Research Inc.
 23.7    --Consent of Deloitte & Touche, independent auditors with respect to financial statements of Alias Research Inc.
 23.8*   --Consent of Volpe, Welty & Company with respect to its fairness opinion.
 24.1    --Power of Attorney.

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* Filed herewith.

  (b) Financial Statement Schedules

SILICON GRAPHICS, INC.

  The following schedules are incorporated by reference to Item 14 of SGI's Annual Report on Form 10-K for the fiscal year ended June 30, 1994:

   SCHEDULE   DESCRIPTION
   --------   -----------
          I   --Marketable Securities
         II   --Amounts Receivable from Related Parties and Underwriters,
                Promoters and Employees Other Than Related Parties
       VIII   --Valuations and Qualifying Accounts
          X   --Supplementary Income Statement Information

ALIAS RESEARCH INC.

  The following schedule is incorporated by reference to Item 14 of Alias' Annual Report on Form 10-K for the fiscal year ended January 31, 1995:

   SCHEDULE   DESCRIPTION
   --------   -----------
         II   --Valuations and Qualifying Accounts

  Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

  (c) Reports, Opinions and Appraisals

  The opinion of Volpe, Welty & Company (attached as Annex C to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON THE 10TH DAY OF MAY, 1995.

                                          Silicon Graphics, Inc.

                                                  /s/ EDWARD R. MCCRACKEN
                                          By__________________________________
                                             EDWARD R. MCCRACKEN CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

       /s/ EDWARD R. MCCRACKEN          Chairman, Chief          May 10, 1995
- -------------------------------------    Executive Officer
         EDWARD R. MCCRACKEN             and Director
                                         (Principal
                                         Executive Officer)

                                        President, Chief         May 10, 1995
    /s/ THOMAS A. JERMOLUK*              Operating Officer
- -------------------------------------    and Director
         THOMAS A. JERMOLUK

                                        President, Silicon       May 10, 1995
     /s/ ROBERT R. BISHOP*               Graphics World
- -------------------------------------    Trade Corporation,
          ROBERT R. BISHOP               and Director

                                        Senior Vice              May 10, 1995
    /s/ STANLEY J. MERESMAN*             President, Finance
- -------------------------------------    and Chief Financial
         STANLEY J. MERESMAN             Officer (Principal
                                         Financial Officer)

                                        Vice President,          May 10, 1995
     /s/ THOMAS J. OSWOLD*               Finance and
- -------------------------------------    Treasurer
          THOMAS J. OSWOLD

                                        Vice President,          May 10, 1995
     /s/ DENNIS P. MCBRIDE*              Controller
- -------------------------------------    (Principal
          DENNIS P. MCBRIDE              Accounting Officer)

              SIGNATURE                         TITLE                DATE

       /s/ ALLEN F. JACOBSON*           Director                 May 10, 1995
- -------------------------------------
          ALLEN F. JACOBSON

      /s/ C. RICHARD KRAMLICH*          Director                 May 10, 1995
- -------------------------------------
         C. RICHARD KRAMLICH

       /s/ JAMES A. MCDIVITT*           Director                 May 10, 1995
- -------------------------------------
          JAMES A. MCDIVITT

         /s/ MARK W. PERRY*             Director                 May 10, 1995
- -------------------------------------
            MARK W. PERRY

        /s/ LUCILLE SHAPIRO*            Director                 May 10, 1995
- -------------------------------------
           LUCILLE SHAPIRO

        /s/ JAMES G. TREYBIG*           Director                 May 10, 1995
- -------------------------------------
          JAMES G. TREYBIG

        /s/ WILLIAM M. KELLY
*By
  ----------------------------------
          WILLIAM M. KELLY
          ATTORNEY-IN-FACT